Exhibit 9

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of January 30, 2023, is entered into by and among TeraWulf Inc., a Delaware a corporation (the “Company”) and the undersigned holders (each, a “Stockholder”) of, as applicable (1) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”), and (2) shares of Series A convertible preferred stock of the Company (the “Preferred Shares”, and, together with the Common Shares, collectively, the “Shares”).

RECITALS

WHEREAS, in order to facilitate future capital raises, the Company desires to amend its Amended Certificate of Incorporation (the current charter, the “Charter”) to among, other things, increase the maximum number of authorized shares of common stock from 200,000,000 to 400,000,000 (such proposed charter amendments, the “Charter Amendments”);

WHEREAS, the Company is convening a special meeting (the “Special Meeting”) of its stockholders to approve the Charter Amendments (the “Stockholder Approval”);

WHEREAS, for the purpose of not exceeding the current maximum number of authorized shares prior to the receipt of Stockholder Approval at the Special Meeting, certain entities owned and/or controlled by Paul Prager and Nazar Khan (the “Exchanging Stockholders”) have agreed to enter into exchange agreements for the purpose of exchanging a certain number of Shares presently owned by them for newly issued warrants (such agreements, the “Exchange Agreements”), with such warrants becoming exercisable upon receipt of the Stockholder Approval;

WHEREAS, as of the date hereof, each Stockholder is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and/or vote the number of shares of Common Shares and Preferred Shares of the Company set forth on each Stockholder’s signature page hereto (collectively, the “Owned Shares”; the Owned Shares and any additional shares of voting securities of the Company (or any securities convertible into or exercisable or exchangeable for voting securities of the Company) in which each Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, are collectively referred to herein as the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Exchanging Stockholders to enter into the Exchange Agreements, the Company has agreed to obtain Voting and Support Agreements executed by the undersigned Stockholders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and each Stockholder, severally and not jointly, hereby agree as follows:

1.Agreement to Vote.  Subject to the earlier termination of this Agreement in accordance with Section 3 and to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), each Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at the Special Meeting of the Company (including any adjournment or postponement thereof), the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:
(a)if and when the Special Meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum; and
(b)vote, or cause to be voted at the Special Meeting, all of the Stockholder’s Covered Shares owned as of the record date for such meeting in favor of the Charter Amendments and the adoption of the amended Charter and any other matters necessary or reasonably requested by the Company and any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date if there is not a quorum or sufficient votes for approval of such matters on the date on which the meeting of the stockholders of the Company is held to vote upon any of the foregoing matters.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not any action described above is recommended by the Company’s Board of Directors.  For purposes of this Agreement, “Person” shall mean individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Until the Termination Date (as defined below), each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares held by such Stockholder from time to time regarding the matters referred to in this Section 1 as provided herein prior to the Termination Date at any meeting of the stockholders of the Company (including any adjournment or postponement thereof) at which any of the matters described in this Section 1 is to be considered; provided, however, that each Stockholder’s grant of the proxy contemplated by this Section 1 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in this Section 1 is to be considered a duly executed irrevocable proxy card validly directing that the Covered Shares held by such Stockholder at such time be voted in accordance with this Section 1. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks are authorized or required to close in the City of New York, New York. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Exchanging Stockholders to enter into the Exchange Agreements and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder.

2.No Inconsistent Agreements.  Each Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
3.Termination.  This Agreement shall automatically terminate, without any notice or other action by any party, be void ab initio and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the date that the Stockholder Approval is obtained, (ii) the termination of the Exchange Agreements in accordance with their terms or (iii) the time this Agreement is terminated upon the mutual written agreement of the Company and such Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 21 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of this Agreement prior to such termination.
4.Representations and Warranties of the Stockholders.  Each Stockholder hereby, severally and not jointly, represents and warrants to the Company as to itself as follows:
(a)The Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of liens. As of the date hereof, other than (i) the Owned Shares and (ii) certain warrants convertible into Common Shares of the Company and issued prior to the date hereof, if any, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company).
(b)The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) there is no currently effective voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares, (iii) has not granted a currently-effective proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
(c)The Stockholder (i) if a legal entity, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby or (ii) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms.
(d)Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Securities Exchange Act of 1934, as amended, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any governmental authority in connection with the execution, delivery and performance by the Stockholder of this Agreement and the consummation of the actions contemplated hereby.
(e)The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the actions contemplated hereby will not, constitute or result in (i) if the Stockholder is a legal entity, a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a lien on the Covered Shares pursuant to any contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the actions contemplated hereby), compliance with the matters referred to in Section 2(d), under any applicable law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the actions contemplated hereby.
(f)As of the date of this Agreement, there is no action, proceeding or, to the Stockholder’s knowledge, investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.
(g)The Stockholder understands and acknowledges that the Exchanging Stockholders are entering into the Exchange Agreements in reliance upon Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.
5.Certain Covenants of the Stockholders.  Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees, severally and not jointly, as follows:
(a)The Stockholder hereby agrees not to, directly or indirectly, prior to the Termination Date, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the

Transfer of any of the Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an affiliate of the Stockholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Stockholder who is an individual or (C) pursuant to community property laws or divorce decree (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 5(a) shall not relieve the Stockholder of its obligations under this Agreement.  Any Transfer in violation of this Section 5(a) with respect to the Stockholder’s Covered Shares shall be null and void.  Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Stockholder.
(b)The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.
6.Further Assurances.  From time to time, at the Company’s request and without further consideration, a Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.
7.Disclosure.  Each Stockholder hereby authorizes the Company to publish and disclose in any announcement or disclosure to the extent required by law, rule or regulation by the Securities and Exchange Commission the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company has provided the Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company will consider in good faith.
8.Changes in Capital Stock.  In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9.Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Company and Stockholder.
10.Waiver.  Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11.Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

if to a Stockholder, to it at the address and other contact information set forth on such Stockholder’s signature page to this Agreement;

if to the Company, to it at:

TeraWulf Inc.

9 Federal Street
Easton, MD 21601
Attn:General Counsel’s Office

E-mail: legal@terawulf.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn:David S. Huntington

E-mail: dhuntington@paulweiss.com

All such notices or communications shall be deemed to have been delivered and received:  (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the third (3rd) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the first (1st) Business Day after the sending thereof.

12.No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any Stockholder.  All rights, ownership and economic benefits of and relating to the Covered Shares of each Stockholder shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.
13.Entire Agreement.  This Agreement, together with the Exchange Agreements, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

14.No Third-Party Beneficiaries.  Each Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that Company shall be an express third party beneficiary with respect to Section 4, Section 5(a), Section 5(b) and Section 7 hereof.
15.Governing Law and Venue; Service of Process; Waiver of Jury Trial.
(a)This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule.
(b)Each party to this Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the Southern District of New York, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with the Agreement or the actions contemplated by the Agreement shall be brought, tried and determined only in the federal courts in the Southern District of New York, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to the this Agreement or the actions contemplated hereunder in any court other than the aforesaid courts.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.Assignment; Successors.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.
17.Non-Recourse.  This Agreement may only be enforced against the named parties. All legal proceedings, legal actions, obligations, losses, damages, claims or causes of action (whether in contract, in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise) that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to (i) this Agreement or any of the other agreements or documents contemplated hereby, (ii) the negotiation, execution or performance of this Agreement or any of the documents contemplated hereby (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other agreements or documents contemplated hereby), (iii) any breach or violation of this Agreement (including the failure of any representation and warranty to be true or accurate) or any of the other agreements or documents contemplated hereby, and (iv) any failure of the transactions contemplated by this Agreement or the other agreements or documents contemplated hereby to be consummated, in the case of clauses (i) and (iv), may be made only against (and are those solely of) the Persons that are expressly named as parties to this Agreement, and then only to the extent of the specific obligations of such Persons set forth in this Agreement.  In furtherance and not in limitation of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, each party hereto covenants, agrees and acknowledges that (except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement) no recourse under this Agreement, any related document or any documents or instruments delivered in connection with this Agreement or any related document shall be had against any Company affiliate, whether in contract, tort, equity, law or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise.
18.Enforcement.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.  The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 18 shall not be required to provide any bond or other security in connection with any such injunction.
19.Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
20.Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.  Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
21.Interpretation and Construction.  Unless the express context otherwise requires:
(a)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;
(c)the terms “Dollars” and “$” mean U.S. dollars;
(d)references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;
(e)wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
(f)references herein to any gender shall include each other gender;
(g)references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 21(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;
(h)references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;
(i)with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;
(j)the word “or” shall be disjunctive but not exclusive;
(k)references herein to any law shall be deemed to refer to such law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;
(l)references herein to any contract mean such contract as amended, supplemented or modified (including by any waiver thereto) in accordance with the terms thereof;
(m)the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(n)if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(o) references herein to “ordinary course of business” shall refer to ordinary course of business consistent with past practice.

22.Capacity as a Stockholder.  Notwithstanding anything herein to the contrary, each Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer, director or fiduciary of the Company or any of its subsidiaries or any other Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

COMPANY:

TeraWulf Inc.

By:

Name: Paul Prager

Title:   Chief Executive Officer

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Stammtisch Investments LLC

By:

Name: Paul Prager

Title:  Manager

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Lucky Liefern LLC

By:

Name: Paul Prager

Title:  Manager

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Heorot Power Holdings LLC

By:

Name: Paul Prager

Title:  Manager

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Somerset Operating Company, LLC

By:

Name: Paul Prager

Title:  Manager

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Allin WULF LLC

By:

Name: Paul Prager

Title:  Manager

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Paul Prager

Address:

Email:

Voted Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Lake Harriet Holdings, LLC

By:

Name: Nazar Khan

Title:  President

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Nazar Khan

By:

Name: Nazar Khan

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

Bayshore Capital LLC

By:

Name: Bryan Pascual

Title: Chief Executive Officer, President, Secretary

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Revolve Capital LLC

By:

Name: Lauren O’Rourke

Title:   President

Address:

Email:

Owned Shares:

Common Stock:

Series A Preferred Stock:

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Opportunity Four of Parabolic Ventures Holdings LLC A DE Series

By:

Name: Mateo Levy

Title:   Manager

Address:

Email:

Owned Shares:

Common Stock:

[Signature Page to Stockholder Voting and Support Agreement]